SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 28, 2001

                       InteliData Technologies Corporation
             (Exact Name of Registrant as Specified in its Charter)

Delaware                              000-21685                    54-1820617
(State of Incorporation)         (Commission File Number)        (IRS Employer
                                                             Identification No.)

                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)


Item 5.         OTHER EVENTS.

     On November 28, 2001, InteliData Technologies Corporation, a Delaware corporation ("InteliData"), closed on the private placement sale of an aggregate of 2,712,727 shares of its common stock for a price per share of $2.75 per share, and warrants exercisable for the purchase of 1,356,364 shares of its common stock, at an exercise price per share of $2.75 per share, resulting in gross proceeds of approximately $7,460,000. The placement agent in the transaction received approximately $447,600 in commissions and a warrant to purchase 271,273 shares of InteliData's common stock for a price per share of $2.75 per share.

     The purpose of this Form 8-K/A is to report that on December 5, 2001, InteliData closed on the private placement sale of an additional 150,000 shares of its common stock for a price per share of $2.75, and warrants exercisable for the purchase of 75,000 shares of its common stock, at an exercise price of $2.75 per share, resulting in additional gross proceeds of $412,500. The placement agent in this second closing received approximately $24,750 in commissions and a warrant to purchase an additional 15,000 shares of InteliData's common stock for a price of $2.75 per share.

     Neither the shares nor the warrants sold have been registered under the Securities Act of 1933 (the "Act"), and were offered in reliance upon the exemption under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The net funds raised will be used for general corporate purposes.



Item 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS.

                Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    InteliData Technologies Corporation
                                    (Registrant)

                                    By: /s/ Alfred S. Dominick, Jr.
                                        ----------------------------------------
                                        Alfred S. Dominick, Jr.
                                        President and  Chief Executive Officer


Date:  December 6, 2001